EXHIBIT 24.1 - POWER OF ATTORNEY

     WE, the undersigned directors and officers of Paychex, Inc. (the "Corporation"), do hereby constitute and appoint B. THOMAS GOLISANO and JOHN
M. MORPHY, severally, our true and lawful attorneys and agents, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers of the Corporation, and to execute any and all instruments for us and in our names in the capacities indicated below which either of them may deem necessary or advisable to the Corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of 5,000,000 shares of the Corporation's $.01 par value per share common stock, including, specifically, but not limited to, the power and authority to sign for us, or any of us, in our names, in the capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including pre- and post-effective amendments) thereto and to file the same with all exhibits thereto and other documents in connection therewith, and to perform each and every other act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and we do hereby ratify and confirm all that B. Thomas Golisano or John M. Morphy or their agents or substitute, of either, may lawfully do or cause to be done by virtue hereof.

Signature                     Title                   Date

/s/ Steven D. Brooks          Director                July 8, 1999
Steven D. Brooks

/s/ G. Thomas Clark           Director                July 8, 1999
G. Thomas Clark

/s/ B. Thomas Golisano        Chairman, President     July 8, 1999
B. Thomas Golisano            and Chief Executive
                              Officer

/s/ Phillip Horsley           Director                July 8, 1999
Phillip Horsley

/s/ Grant M. Inman            Director                July 8, 1999
Grant M. Inman

/s/ J. Robert Sebo            Director                July 8, 1999
J. Robert Sebo

/s/ Harry P. Messina, Jr.     Director                July 8, 1999
Harry P. Messina, Jr.

/s/ David J.S. Flaschen       Director                July 8, 1999
David J.S. Flaschen

/s/ John M. Morphy            Vice President, Chief   July 8, 1999
John M. Morphy                Financial Officer,
                              Principal Accounting Officer and Secretary